Exhibit 10.7

STANLEY ASSOCIATES, INC.

EXECUTIVE DEFERRED COMPENSATION AND EQUITY INCENTIVE PLAN TRUST

This Agreement made this 5th day of March 2004, by and between Stanley Associates, Inc. (the “Company”) and Riggs Bank N.A. (the “Trustee”);

WHEREAS, Company has adopted the Stanley Associates, Inc. Executive Deferred Compensation and Equity Incentive Plan (the “Plan”);

WHEREAS, Company has incurred or expects to incur liability for deferred compensation under the terms of the Plan with respect to the individuals participating in the Plan (the “Plan Recipients”) who receive Cash Awards or Trust Awards under the Plan;

WHEREAS, Company wishes to establish a trust (hereinafter called “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Company’s creditors in the event of Company’s insolvency, as herein defined, until paid to Plan Recipients and their beneficiaries in such manner and at such times as specified in the Plan(s);

WHEREAS, it is intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.       Establishment of Trust

(a)               Company hereby deposits with Trustee in trust $100.00, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b)              The Trust hereby established is revocable by the Company, but shall become irrevocable upon a Change of Control, as herein defined.

(c)               The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d)              The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and, except to the extent the Trust is revoked by the Company, and except as otherwise provided herein, shall be used exclusively for the uses and purposes of Plan Recipients and general creditors as herein set forth. Plan Recipients and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Recipients and their beneficiaries against Company. Any assets held by the Trust shall be subject to the claims of Company’s general creditors under federal and state law in the event of insolvency, as defined in Section 3(a) herein.

(e)               Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash, securities (including stock or obligations of the Company) or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan Recipient or beneficiary shall have any right to compel such additional deposits.

Section 2.       Payments to Plan Participants and Their Beneficiaries

(a)               Company shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan Recipient (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan Recipients and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

(b)              The entitlement of a Plan Recipient or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c)               Company may make payment of benefits directly to the Plan Recipients or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Plan Recipients or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3.       Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent

(a)               Trustee shall cease payment of benefits to the Plan Recipients and their beneficiaries if the Company is insolvent. Company shall be considered insolvent for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)              At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(c)               The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company’s insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become insolvent, Trustee shall determine whether Company is insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Plan Recipients or their beneficiaries.

(d)              Unless Trustee has actual knowledge of Company’s insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is insolvent, Trustee shall have no duty to inquire whether Company is insolvent. Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.

(e)               If at any time Trustee has determined that Company is insolvent, Trustee shall discontinue payments to the Plan Recipients or their beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Plan Recipients or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

(f)               Trustee shall resume the payment of benefits to Plan Recipients or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not insolvent (or is no longer insolvent).

(g)              Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plan Recipients or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Plan Recipients or their beneficiaries by Company in lieu of the payments provided for hereunder during such period of discontinuance.

Section 4.       Payments to Company

(a)               Except as provided in Section 3 or Section 4(b) hereof, after the trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to the Plan Recipients and their beneficiaries pursuant to the terms of the plan.

(b)              Notwithstanding anything to the contrary, however, whenever a Plan Recipient has incurred a forfeiture in accordance with the Plan, including, but not limited to, Sections 8.4 and 8.12(c) of the Plan, the Trustee shall, upon application of Company without any further request, deliver to Company any Trust assets (including without limitation any shares of the stock of the Company) with respect to which a Plan Recipient’s rights have been forfeited.

Section 5.       Investment Authority

(a)               Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Plan Recipients, except that voting and dividend rights with respect to Trust assets will be exercised by Trustee as directed by Company; provided, however, that no Plan Recipient shall participate in any decision or exercise any right on behalf of Company with respect to such voting and dividend rights.

(b)              Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 6.       Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be returned to Company.

Section 7.       Accounting by Trustee

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last proceeding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.       Responsibility of Trustee

(a)               Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of a an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b)              If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, attorney’s fees and expenses) related thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

(c)               Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d)              Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e)               Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f)               Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure of Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.       Compensation and Expenses of Trustee

Company shall pay all administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

Section 10.     Resignation and Removal of Trustee

(a)               Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

(b)              Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by Trustee, provided, however, that upon a Change of Control, as defined herein, Trustee may not be removed by Company for two (2) years.

(c)               If Trustee resigns within two (2) years after a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

(d)              Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(e)               If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.     Appointment of Successor

If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or successor Trustee to evidence the transfer.

Section 12.     Amendment or Termination

(a)               This Trust may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

(b)              The Trust shall not terminate until the date on which the Plan Recipients and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s) unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

Section 13.     Miscellaneous

(a)               Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)              Benefits payable to the Plan Recipients and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)               This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

(d)              For purposes of this Trust, Change of Control shall mean the occurrence of one of the following:  (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20 percent or more of either the outstanding shares of common stock or the combined voting power of Company’s then outstanding voting securities entitled to vote generally; (ii) the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding securities; (iii) the liquidation or dissolution of Company or of the sale of all or substantially all of Company’s assets; or (iv) the consummation of a sale of more than 50% of the Company’s outstanding stock to persons who are not shareholders of the Company prior to such sale other than pursuant to an initial public offering of the common stock of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered effective as of the date first written above.

STANLEY ASSOCIATES, INC.

By:	/s/ Philip O. Nolan
Name: Philip O. Nolan
Title:President and Chief Executive Officer

RIGGS BANK N.A.
TRUSTEE

By:	/s/ John A. Murphy
Name: John A. Murphy
Title: Vice President and Trust Officer